EXHIBIT 4.2



NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND NEITHER THIS DEBENTURE NOR ANY
       ---
INTEREST THEREIN NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS AVAILABLE.

                      14.25% SECURED CONVERTIBLE DEBENTURE

$                                                                          ,2004
 -----------------                                          ---------------


     FOR VALUE RECEIVED, POWER2SHIP, INC., a Nevada corporation (the "Company"),
                                                                      -------
hereby  promises to pay to                      (the "Holder") having an address
                           --------------------       ------
at                                    on  December  31,  2006,  or  earlier upon
  -----------------------------------
prepayment  of  this  Debenture  as  provided  herein,  the  principal  sum  of
                 DOLLARS ($        ), together with simple interest (computed on
-----------------          -------
the basis of a 360-day year of twelve 30-day months) on the unpaid balance at the rate of fourteen and one-quarter percent (14.25%) per annum from the date hereof until the principal hereof shall have been paid.

     The Company shall pay interest semi-annually in arrears on June 30 and December 31 of each year that any portion of the principal balance is unpaid. Interest payments shall commence on June 30, 2004.

All payments of principal and interest shall be made to the Holder in lawful currency of the United States of America to the address set forth above or such other address as to which the Holder shall notify the Company in writing ten
(10) days prior to the due date of any payment or upon any prepayment of this Debenture as provided herein.

     Subject to and in compliance with the provisions hereof, the Holder may, at its option, convert all or any portion of the outstanding principal balance of this Debenture, and all or any portion of the interest accrued hereon to such date, into shares of common stock of the Company (the "Common Stock") at a
                                                             ------------
conversion price (the "Conversion Price") equal to the lesser of $0.80 per share
                       ----------------
or 90% of the average closing bid price of the Common Stock on the Over-the-Counter Bulletin Board or such other quotation system as the Common Stock may be principally quoted for the ten (10) trading days immediately preceding the date the registration statement registering the Common Stock underlying this Debenture is declared effective by the Securities and Exchange Commission. Notwithstanding the foregoing, if the registration statement is not declared effective by the one-year anniversary of the final closing of the Debentures, then the conversion price shall equal the lesser of $.80 per share or 90% of the average closing bid price of the common stock for the 10 trading days immediately preceding the one-year anniversary of the final closing of the Debentures, but in no event less than $0.25 per share. The Holder hereof shall communicate its intention to convert all or any portion of the principal amount of this Debenture and all or any portion of interest accrued through such conversion date by surrendering this Debenture, with the Form of Notice of Election to Convert attached as EXHIBIT "A" hereto duly completed and signed, to the Company at its address for notice set forth elsewhere herein.

     The Debenture shall automatically convert into Common Stock upon satisfaction of the following conditions: (i) the Company is not in default of any provision of this Debenture (not taking into account any cure period), (ii) the Common Stock underlying the Debenture has been registered for sale with the Securities and Exchange Commission on the date of such conversion and the Company is otherwise in compliance with the terms of the Registration Right Agreement (the "Registration Rights Agreement") of even date herewith and (iii)
                 ----------------------------
the closing bid price of the Common Stock for the 20 consecutive trading days prior to conversion has been equal to at least 150% of the conversion price as determined herein. Upon satisfaction of such conditions, the Company shall notify the Holder in writing of the conversion and shall promptly deliver to the Holder one or more stock certificates evidencing the Common Stock into which the Debenture was converted. Delivery of the stock certificates may be conditioned upon the Holder surrendering this Debenture or indemnifying the Company if such Debenture is misplaced.

The Company may, at its option, redeem the outstanding portion of this Debenture as follows:




 Redemption Date:                                          Redemption Price:
-------------------------------------------  ----------------------------------------------
 Up to 1st Anniversary                       110% of outstanding principal balance in cash,
                                             plus an additional 10% of the outstanding
                                             principal balance in Common Stock, plus
                                             accrued but unpaid interest in cash

 After 1st Anniversary up to 2nd             110% of outstanding principal balance in cash,
        Anniversary                          plus an additional 5% of the outstanding
                                             principal balance in Common Stock, plus
                                             accrued but unpaid interest in cash

 After 2nd Anniversary up to 3rd             105% of outstanding principal balance in cash,
        Anniversary                          plus an additional 5% of the outstanding
                                             principal balance in Common Stock, plus
                                             accrued but unpaid interest in cash



     For the purposes of the preceding paragraph, the Common Stock shall be valued at the average closing bid price of the Common Stock on the Over-the-Counter Bulletin Board or such other quotation system as the Common Stock may be principally quoted for the ten (10) trading days immediately preceding the date the conversion becomes effective. To so redeem, the Company shall provide written notice to the Holder of its intent to redeem, which notice shall specify the amount of the Debenture that the Company intends to redeem and the closing date (which shall be on the fifteenth (15) business day after the date of such notice). The Holder may, at its option, convert any portion of this Debenture after the date of the written notice, provided that such conversions are received by the Company at least two (2) business days prior to the closing date specified in the written notice.

     If the Holder elects to convert less than the entire principal amount of this Debenture and interest accrued to the date of such conversion, the Company shall issue or cause to be issued and delivered to the Holder, at its expense, a new Debenture evidencing the outstanding amount of principal due hereunder after giving effect to the amount applied to the conversion, which such Debenture shall, except as to the principal amount thereof, be identical to this Debenture in all respects.

     If the Company, at any time while this Debenture is outstanding shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

     If the Company shall (i) fail to make a payment of principal or interest when due; or (ii) make an assignment for the benefit of creditors, files a petition in bankruptcy, be adjudicated insolvent or bankrupt, suffers an order for relief under any federal bankruptcy law, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for the Company or any substantial part of its assets, or (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statue of any jurisdiction, whether now or hereafter in effect; or (iv) have been filed any such petition or application, or any such proceeding shall have been commenced against the Company, which remains undismissed, unstayed or unbonded for a period of thirty (30) days or more; or
(v) by any act or omission shall indicate consent to, approve or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for all or any substantial part of its properties, or
(vi) allow such custodianship, receivership, or trusteeship to continue undischarged, unstayed or unbonded for a period of thirty (30) days or more, or
(vii) violate any term or provision of this Debenture (except as set forth in subsection (i) of this paragraph), the Security Agreements entered into between the Company and the Holders (the "Security Agreements") of even date herewith
                                     -------------------
or the Registration Rights Agreement and same remains uncured for a period of ten (10) business days after notice thereof by the Holder (unless a longer cure period is set forth in any of the aforementioned agreements), then and in any such event, the outstanding principal amount of this Debenture, together with all accrued and unpaid interest thereon, shall be and become immediately due and payable. For purposes of (i), above, the payment of interest subsequent to its due date by withdrawal from the account established under one of the Security Agreements for the purpose of securing the payment of interest, shall be deemed to have been paid when due.

     This  Debenture  is  secured  by  the  Security  Agreements.

     All notices and other communications provided for herein shall be sent by certified mail, return receipt requested, or by personal delivery or by a nationally recognized overnight courier to the Holder or the Company, at their respective addresses as set forth herein, or to such other address as to which either party may advise the other by notice given in accordance with this provision. All such notices shall be deemed given upon the earlier of receipt or within five (5) business days of mailing if receipt is refused.

     Notwithstanding any other provision of this Debenture, interest under this Debenture shall not exceed the maximum rate permitted by law; and if any amount is paid under this Debenture as interest in excess of such maximum rate, then the amount so paid will not constitute interest but will constitute a prepayment on account of the principal amount of this Debenture. If at any time the interest rate under this Debenture would, but for the provision of the preceding sentence, exceed the maximum rate permitted by law, then the outstanding principal balance of this Debenture shall, on demand by the Holder of this Debenture, become and be due and payable.

     All payments under this Debenture shall be made without deduction for any taxes of any nature now or hereafter imposed.

     The provisions of this Debenture shall in all respects be construed according to, and the rights and liabilities of the parties hereto and shall in all respects be governed by, the laws of the State of Florida. This Debenture shall be deemed a contract made under the laws of the State of Florida to be fully performed therein, and the validity of this Debenture and all rights and liabilities hereunder shall be determined under the laws of said State without reference to the conflicts of laws provisions thereof. For purposes of any proceeding involving this Debenture, the Company and the Holder hereby submit to the exclusive jurisdiction of the courts of the State of Florida and of the United States having jurisdiction in the County of Broward, State of Florida, and agree not to raise and waive any objection to or defense based upon the venue of any such court or based upon forum non conveniens.

     In the event this Debenture is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, the Company agrees to pay to Holder all reasonable attorneys' fees so incurred, all court and other costs and the reasonable costs of any other collection efforts, including all costs incurred in collecting any judgment and in any appellate or bankruptcy proceeding. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Debenture or any payment made in respect of this Debenture.

     No delay or omission on the part of the Holder in the exercise of any right hereunder shall operate as a waiver of such right or of any other right under this Debenture. A waiver by the Holder of any right or remedy conferred to it hereunder on any one occasion shall not be construed as a bar to, or waiver of, any such right and/or remedy as to any future occasion. The Company and all persons now or hereafter becoming obligated or liable for the payment hereof do jointly and severally waive demand, notice of non-payment, protest, notice of dishonor and presentment. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Debenture or as a waiver of such right of acceleration or of the right of the Holder thereafter to insist upon strict compliance with the terms of this Debenture or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law.

     This Debenture may be amended only by a written instrument executed by the Company and the Holder.

THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN THE HOLDER AND THE COMPANY, THIS DEBENTURE, OR ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDERS EXTENDING THE LOAN EVIDENCED BY THIS DEBENTURE.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, POWER2SHIP, INC. has caused this 14.25% Secured Convertible Debenture to be executed in its corporate name by its Chief Executive Officer, thereunto duly authorized.

Dated:                 ,  2004
      -----------------

                                   THE  COMPANY:
                                   ------------

                                   POWER2SHIP,  INC.


                                   By:
                                      ------------------------------------
                                      Richard  Hersh

                                   EXHIBIT "A"

                              NOTICE OF CONVERSION

(To be Executed by the Holder
in order to Convert this Debenture)

The undersigned hereby elects to convert the attached 14.25% Secured Convertible Debenture into shares of common stock (the "Common Stock"), of Power2Ship, Inc.
                                             ------------
(the  "Company")  according  to  the  conditions  hereof, as of the date written
       -------
below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:         --------------------------------------------
                                 Date to Effect Conversion


                                 ---------------------------------------------
                                 Principal Amount of Debenture to be Converted

                                 Payment  of  Interest  in  Kind       [ ] Yes
                                                                        [ ] No

                                    If  yes,  $       of  Interest  Accrued  on
                                               ------ Account of Conversion at
                                                      Issue

                                 ---------------------------------------------
                                 Number of shares of Common Stock to be Issued

                                 ---------------------------------------------
                                 Applicable  Conversion  Price

                                 ---------------------------------------------
                                 Signature

                                 ---------------------------------------------
                                 Name

                                 ---------------------------------------------
                                 Address